UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Rue Beauregard, Suite 206, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337) 269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ ¨Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or By laws; Change in Fiscal Year

Effective August 20, 2018, Redhawk Holdings Corp. (the “Corporation”) amended and restated its Articles of Incorporation to increase the amount of total authorized common stock to 2,000,000,000 shares with a par value of $0.001 per share. The Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 17, 2018, stockholders holding shares with voting power representing 2,573,011,532 of the 3,245,763,423 then-outstanding votes of the Corporation approved by written consent the proposed amendment to the Corporation’s Articles of Incorporation to increase the amount of total authorized common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Interim Chief Executive Officer and Chief Financial Officer